American Battery Metals Corporation Receives Unanimous Approval from Fernley Planning Commission for Conditional Use Permit for Lithium Battery Recycling Pilot Plant

Signals Continued Progress in Construction Permitting Requirements

Fernley, NV (Accesswire) – May 13, 2021: American Battery Metals Corporation (OTCQB: ABML) (the “Company”), an American-owned lithium-ion battery recycling technology and advanced extraction company with extensive mineral resources in Nevada, which is in the process of changing its name to American Battery Technology Company (ABTC), is pleased to announce it has received approval from the City of Fernley Planning Commission for a Conditional Use Permit (CUP) for a lithium battery recycling plant at last night’s monthly commission meeting. This recommendation is the first step, and the application will now go to the Fernley City Council for final consideration. The Planning Commission’s recommendation to approve the CUP signals continued progress in permitting and constructing ABTC’s lithium battery recycling pilot plant in Fernley, Nevada.

“The Fernley Planning Commission’s approval of our Conditional Use Permit is a critical path milestone in our work to build our first of kind lithium battery recycling pilot plant,” said ABTC Chief Operating Officer Menka Sethi. “The plant will bring well-paying jobs to the local community and provide an environmentally-friendly solution to increasing supply of battery metals in the United States.”

The City of Fernley’s CUP process ensures ABTC’s pilot plant will meet all requirements put in place through the City’s Comprehensive Master Plan to ensure “the public health, safety and general welfare by providing for special safeguards in the location and design of certain uses in certain zoning districts.”

“Our design build team lead by Miles Construction continues to prepare building permit applications as the Conditional Use Permit process for our pilot plant moves ahead. City of Fernley’s approval of the mass grading permit application we submitted will enable the Miles team to begin grading and sitework necessary to construct the pilot plant,” said ABTC Lead Onsite Project Manager Chuck Leber.

About American Battery Metals Corporation

American Battery Technology Company is uniquely positioned to supply battery metals through its three divisions: lithium-ion battery recycling, extraction technology, and primary resources. The Company recently announced the groundbreaking of its lithium-ion battery recycling facility in Fernley, NV, and issued a public statement outlining its principled approach to executing its ambitious business plan.

American Battery Technology Company has built a clean technology platform that increases production of primary metals used in the batteries that power electric cars, grid storage applications, consumer electronics and tools. The green platform creates a circular economy for battery metals that champions ethical and environmentally sustainable sourcing of critical materials.

For more information, please visit: www.americanbatterytechnology.com

Forward-Looking Statements

This press release contains "forward-looking statements" within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact, including those with respect to the expected project economics for Western Nevada Basin (Railroad Valley), including estimates of life of mine, average production, cash costs, AISC, initial CAPEX, sustaining CAPEX, pre-tax IRR, pre-tax NPV, net cash flows and recovery rates, the impact of self-mining versus contract mining, the timing to obtain necessary permits, the submission of the project for final investment approval and the timing of initial gold production after investment approval and full financing, metallurgy and processing expectations, the mineral resource estimate, expectations regarding the ability to expand the mineral resource through future drilling, ongoing work to be conducted at the Western Nevada Basin (Railroad Valley), and the potential results of such efforts, the potential commissioning of a Pre-Feasibility study and the effects on timing of the project, are "forward-looking statements." Although the Company's management believes that such forward-looking statements are reasonable, it cannot guarantee that such expectations are, or will be, correct. These forward-looking statements involve a number of risks and uncertainties, which could cause the Company's future results to differ materially from those anticipated. Potential risks and uncertainties include, among others, interpretations or reinterpretations of geologic information, unfavorable exploration results, inability to obtain permits required for future exploration, development or production, general economic conditions and conditions affecting the industries in which the Company operates; the uncertainty of regulatory requirements and approvals; fluctuating mineral and commodity prices, final investment approval and the ability to obtain necessary financing on acceptable terms or at all. Additional information regarding the factors that may cause actual results to differ materially from these forward-looking statements is available in the Company's filings with the Securities and Exchange Commission, including the Annual Report on Form 10-K for the year ended June 30, 2020. The Company assumes no obligation to update any of the information contained or referenced in this press release.

Contact Information

p775-473-4744

info@batterymetals.com